SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8 – K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2010

SURREY BANCORP

(Exact name of registrant as specified in its charter)

North Carolina	0000-50313	59-3772016
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

145 North Renfro Street, Mount Airy, NC	27030
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (336) 783-3900

Not Applicable

(Former name of former address, if changed since last report

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On April 28, 2010, Surrey Bancorp (the “Registrant”) held its Annual Meeting of Shareholders (the “Annual Meeting”). There were three proposals submitted to shareholders at the Annual Meeting. In the case of Proposal 1, all of management’s director nominees were approved and elected to serve on the Registrant’s Board of Directors. All other proposals were also approved by the shareholders entitled to vote at the Annual Meeting. The proposals below are described in greater detail in the Registrant’s definitive proxy statement for the Annual Meeting filed on March 31, 2010, with the Securities and Exchange Commission.

The voting results were as follows:

Proposal 1 : Proposal to elect eight directors to serve a one year term until the Annual Meeting of Shareholders in 2011, or until their successors have been elected and qualified.

	Votes For	Abstain	Broker Non-Votes
Edward C. Ashby, III	1,843,690	2,532	536,984
William A. Johnson	1,838,089	8,133	536,984
Elizabeth J. Lovill	1,844,594	1,628	536,984
Robert H. Moody	1,844,862	1,360	536,984
F. Eugene Rees	1,836,866	9,356	536,984
Tom G. Webb	1,842,582	3,640	536,984
Buddy E. Williams	1,841,694	4,528	536,984
Hylton Wright	1,842,532	3,690	536,984

Proposal 2: Proposal to ratify a non-binding shareholder resolution regarding the Registrant’s executive compensation policies and practices.

For	Against	Abstain	Broker Non-Votes

2,232,914	93,613	27,969	—

Proposal 3: Proposal to approve an amendment to the Articles of Incorporation increasing the authorized number of shares of common stock from 5,000,000 to 10,000,000.

For	Against	Abstain	Broker Non-Votes

2,226,814	96,638	31,043	1

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SURREY BANCORP

Date: May 3, 2010	By:	/s/ Mark H. Towe
Mark H. Towe, Chief Financial Officer